UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________
FORM 8-K
____________________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
January 28, 2015
____________________________
RAINMAKER SYSTEMS, INC.
(Exact name of registrant as specified in its charter)
____________________________

Delaware
(State or other jurisdiction of incorporation)
000-28009	33-0442860
(Commission File Number)	(IRS Employer Identification No.)
900 East Hamilton Ave. Campbell, CA	95008
(Address of principal executive offices)	(Zip Code)
(408) 626-3800
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
____________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations
Item 1.01 - Entry into a Material Definitive Agreement.
On January 28, 2015, Rainmaker Systems, Inc. (the “Company”), Symantec Corporation (“Symantec”) and holders of the Company’s units consisting of secured convertible promissory notes, supplemental secured promissory notes and warrants entered into a confidential Settlement and Release Agreement (the “Settlement Agreement”). Pursuant to the Settlement Agreement, (i) the Company made a cash payment to Symantec and issued a promissory note to Symantec which is secured by the Company’s personal property, and (ii) the parties entered into a mutual release of claims. Further, pursuant to the Settlement Agreement, Symantec will file a request for dismissal with the Superior Court of California, County of Santa Clara (the “Court”) to dismiss with prejudice the litigation between the Company and Symantec that had been pending before the Court relating to the Master Services Agreement entered into by the Company and Symantec in June 2006, the statement of work entered into by the Company and Symantec in June 2008 and the Online Store Agreement for SMB and Midmarket Businesses entered into by the Company and Symantec in June 2010. The Company intends to file a redacted copy of the Settlement Agreement as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending March 31, 2015, and will be requesting confidential treatment from the Commission for certain portions thereof.
As previously disclosed in our Current Report on Form 8-K filed with the Commission on July 21, 2014, on July 15, 2014, the Company entered into a Purchase Agreement (the “Purchase Agreement”) with certain investors pursuant to which we agreed to issue units each consisting of (i) a secured convertible promissory note in the face amount of $1.00, (ii) a supplemental secured promissory note in the face amount of $0.50 and (iii) warrants to purchase up to four shares of the Company’s common stock (collectively, the “Financing Transaction”). On July 15, 2014, we completed an initial closing of the Financing Transaction for the sale of 2,550,000 units, representing gross proceeds to us of $2,550,000 and net proceeds of approximately $2,275,000 after deducting fees and estimated expenses payable by us. On August 12, 2014, we completed a second closing of the Financing Transaction for the sale of 450,000 units, representing gross proceeds to us of $450,000 and net proceeds of approximately $415,000. On August 22, 2014, we completed a third closing of the Financing Transaction for the sale of 90,000 units, representing gross proceeds to us of $90,000 and net proceeds of approximately $84,000.
On January 29, 2015, we completed a fourth closing of the Financing Transaction for the sale of 810,000 units, representing gross proceeds to us of $810,000 and net proceeds of approximately $780,000 after deducting fees and estimated expenses payable by us. The Company used a portion of the net proceeds from the fourth closing to make a cash payment to Symantec pursuant to the above-referenced Settlement Agreement and intends to use the balance of the net proceeds for general corporate purposes, including working capital.
In connection with the fourth closing of the Financing Transaction, on January 29, 2015, the Company and holders of the Company’s units entered into a First Amendment to Purchase Agreement, Secured Convertible Notes, Promissory Notes, Security Agreement and Warrants and Waiver (the “First Amendment”). The First Amendment amends the Purchase Agreement, the secured convertible promissory notes, the supplemental secured promissory notes and the warrants to, among other things, (i) reduce the non-default rate at which the secured convertible promissory notes and supplemental secured promissory notes accrue interest from 8% per annum to 5% per annum, (ii) extend the date on which the first quarterly interest payment under the secured convertible promissory notes and supplemental secured promissory notes is due from September 30, 2015 to March 31, 2016, and provide for capitalization of all interest accrued through December 31, 2015 under the secured convertible promissory notes and supplemental secured promissory notes, (iii) reduce the initial conversion rate at which the secured convertible promissory notes may be converted into common stock of the Company from $0.25 per share to $0.20 per share, (iv) reduce the exercise price of the warrants from $0.08 per share to $0.04 per share, and (v) issue additional warrants to purchase up to one (1) additional share of the Company’s common stock to each investor purchasing units in the fourth closing and/or consenting to the First Amendment, resulting in each investor participating in the fourth closing or otherwise consenting to the First Amendment receiving on an aggregate basis warrants to purchase up to a total of five (5) shares of the Company’s common stock for each unit purchased or otherwise held by such investor. In addition, pursuant to the First Amendment, the requisite majority of holders of the Company’s secured convertible promissory notes and supplemental secured promissory notes agreed to waive all existing events of default thereunder and rescind the acceleration thereof. The Company intends to file a redacted copy of the First Amendment as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending March 31, 2015, and will be requesting confidential treatment from the Commission for certain portions thereof relating to the above-referenced Settlement Agreement.

Section 2 - Financial Information
Item 2.03 - Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 above is incorporated by reference in this Item 2.03.

Section 3 - Securities and Trading Markets
Item 3.02 - Unregistered Sales of Equity Securities.
The information set forth under Item 1.01 above is incorporated by reference in this Item 3.02.
The securities issued pursuant to the Financing Transaction were not registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of certain states, and were issued in reliance on the exemptions provided by Section 4(2) of the Securities Act and Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws.

Section 5 - Corporate Governance and Management
Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) On January 28, 2015, the Company agreed to amend the executive employment agreement of Terry Lydon, Chief Executive Officer, in order to better align Mr. Lydon’s compensation with that of the Company’s Chief Financial Officer, Bryant Tolles, who was hired by the Company in September 2014. The amendment increases Mr. Lydon’s annual base salary to $208,000. Subject to approval by the Board of Directors, Mr. Lydon will also receive options to purchase up to 550,000 shares of the Company’s common stock, vesting 1/16 quarterly over four years from the date of grant.

Section 7 - Regulation FD
Item 7.01 - Regulation FD Disclosure.
On January 29, 2015, the Company issued a press release announcing the above-referenced Settlement Agreement with Symantec and the fourth closing of the Financing Transaction. A copy of the press release is furnished with this report as Exhibit 99.1 and is incorporated herein by reference.
The information in this Item 7.01 (including Exhibit 99.1) is being furnished, not filed, pursuant to Regulation FD. Accordingly, the information in this Item 7.01 will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Section 9 - Financial Statements and Exhibits
Item 9.01 - Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated January 29, 2015

SIGNATURES
Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAINMAKER SYSTEMS, INC.
(Registrant)

January 29, 2015	By: /s/ Bryant Tolles, III
Date	Name: Bryant Tolles, III
Title: Chief Financial Officer